Exhibit 99.2

SUPPLEMENTAL OPERATING & FINANCIAL DATA Q1 2016 an S&P 500 company S&P High Yield Dividend Aristocrats® index member Exhibit 99.2

Corporate Overview 3 Financial Summary Consolidated Statements of Income 4 Funds from Operations (FFO) 5 Adjusted Funds from Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 EBITDA & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 19 Property Type Composition 20 Same Store Rental Revenue 21 Leasing Data Occupancy 22 Leasing Activity 23 Expirations 24 Earnings Guidance 25 Analyst Coverage 26 This Supplemental Operating & Financial Data should be read in connection with the company's first quarter 2016 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on April 26, 2016) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. TABLE OF CONTENTS 2 Q1 2016 Supplemental Operating & Financial Data

Senior Management John P. Case, Chief Executive Officer Sumit Roy, President and Chief Operating Officer Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer Michael R. Pfeiffer, Executive VP, General Counsel and Secretary Neil M. Abraham, Executive VP, Chief Investment Officer Credit Ratings Standard & Poor’s BBB+ Stable Outlook Moody's Baa1 Stable Outlook Fitch BBB+ Stable Outlook Dividend Information as of April 2016 Current annualized dividend of $2.388 per share Compound average annual dividend growth rate of approximately 4.7% 549 consecutive monthly dividends paid 74 consecutive quarterly dividend increases Corporate Headquarters 11995 El Camino Real San Diego, California 92130 Phone: (858) 284-5000 Website: www.realtyincome.com Transfer Agent Wells Fargo Shareowner Services Phone: (877) 218-2434 Email: stocktransfer@wellsfargo.com Website: www.shareowneronline.com Corporate Profile Realty Income, The Monthly Dividend Company®, is an S&P 500 real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our property portfolio. We have in-house acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting, information technology, and capital markets capabilities. Over the past 47 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements. Portfolio Overview At March 31, 2016, we owned a diversified portfolio of 4,615 properties located in 49 states and Puerto Rico, with over 77.4 million square feet of leasable space. Our properties are leased to 243 different commercial tenants doing business in 47 separate industries. Approximately 79% of our quarterly rental revenues were generated from retail properties, 13% from industrial properties, and the remaining 8% were from other property types. Our physical occupancy rate as of March 31, 2016 was 97.8%, with a weighted average remaining lease term of 10.0 years. Common Stock Our Common Stock is traded on the New York Stock Exchange under the symbol "O" CORPORATE OVERVIEW 3 Q1 2016 Supplemental Operating & Financial Data March 31, 2016 Closing price $ 62.51 Shares and units outstanding 251,726,239 Market value of common equity $ 15,735,407,200 Total market capitalization $ 21,273,021,200

CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share amounts) 4 Q1 2016 Supplemental Operating & Financial Data (unaudited) Three months ended March 31, 2016 2015 REVENUE Rental $ 256,801 $ 235,122 Tenant reimbursements 9,105 9,963 Other 1,210 1,782 Total revenue 267,116 246,867 EXPENSES Depreciation and amortization 107,933 98,037 Interest 60,678 58,468 General and administrative 12,318 12,862 Property (including reimbursable) 15,105 13,976 Income taxes 964 1,074 Provisions for impairment 1,923 2,087 Total expenses 198,921 186,504 Gain on sales of real estate 2,289 7,218 Net income 70,484 67,581 Net income attributable to noncontrolling interests (241) (317) Net income attributable to the Company 70,243 67,264 Preferred stock dividends (6,770) (6,770) Net income available to common stockholders $ 63,473 $ 60,494 Amounts available to common stockholders per common share: Net income, basic and diluted $ 0.25 $ 0.27

FUNDS FROM OPERATIONS (FFO) (dollars in thousands, except per share amounts) 5 Q1 2016 Supplemental Operating & Financial Data The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted computation per share. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (NAREIT) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, and reduced by gains on property sales. Three months ended March 31, 2016 2015 Net income available to common stockholders $ 63,473 $ 60,494 Depreciation and amortization 107,933 98,037 Depreciation of furniture, fixtures and equipment (193) (185) Provisions for impairment on investment properties 1,923 2,087 Gain on sale of investment properties (2,289) (7,218) FFO adjustments allocable to noncontrolling interests (218) (315) FFO available to common stockholders $ 170,629 $ 152,900 FFO per common share, basic and diluted $ 0.68 $ 0.68 Distributions paid to common stockholders $ 147,345 $ 126,682 FFO available to common stockholders in excess of distributions paid to common stockholders $ 23,284 $ 26,218 Weighted average number of common shares used for computation per share: Basic 250,173,815 225,346,407 Diluted 250,381,001 225,508,832

ADJUSTED FUNDS FROM OPERATIONS (AFFO) (dollars in thousands , except per share amounts) 6 Q1 2016 Supplemental Operating & Financial Data The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted computation per share. We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). Three months ended March 31, 2016 2015 Net income available to common stockholders $ 63,473 $ 60,494 Cumulative adjustments to calculate FFO (1) 107,156 92,406 FFO available to common stockholders 170,629 152,900 Amortization of share-based compensation 2,605 2,552 Amortization of deferred financing costs 1,299 1,293 Amortization of net mortgage premiums (1,041) (1,884) Gain on early extinguishment of mortgage debt (60) (78) Loss on interest rate swaps 5,778 1,058 Leasing costs and commissions (191) (313) Recurring capital expenditures (72) (1,032) Straight-line rent (5,151) (4,191) Amortization of above and below-market leases 2,052 1,742 Other adjustments 70 74 Total AFFO available to common stockholders $ 175,918 $ 152,121 AFFO per common share: Basic $ 0.70 $ 0.68 Diluted $ 0.70 $ 0.67 Distributions paid to common stockholders $ 147,345 $ 126,682 AFFO available to common stockholders in excess of distributions paid to common stockholders $ 28,573 $ 25,439 Weighted average number of common shares used for computation per share: Basic 250,173,815 225,346,407 Diluted 250,381,001 225,508,832 (1) See reconciling items for FFO presented under "Funds from Operations (FFO).”

CONSOLIDATED BALANCE SHEETS (dollars in thousands , except per share amounts) 7 Q1 2016 Supplemental Operating & Financial Data March 31, 2016 December 31, 2015 ASSETS (unaudited) Real estate, at cost: Land $ 3,390,871 $ 3,286,004 Buildings and improvements 9,243,890 9,010,778 Total real estate, at cost 12,634,761 12,296,782 Less accumulated depreciation and amortization (1,768,272) (1,687,665) Net real estate held for investment 10,866,489 10,609,117 Real estate held for sale, net 1,778 9,767 Net real estate 10,868,267 10,618,884 Cash and cash equivalents 8,695 40,294 Accounts receivable, net 82,990 81,678 Acquired lease intangible assets, net 1,017,411 1,034,417 Goodwill 15,283 15,321 Other assets, net 44,457 54,785 Total assets $ 12,037,103 $ 11,845,379 LIABILITIES AND EQUITY Distributions payable $ 52,483 $ 50,344 Accounts payable and accrued expenses 86,328 115,826 Acquired lease intangible liabilities, net 249,454 250,916 Other liabilities 43,250 53,965 Line of credit payable 653,000 238,000 Term loans, net 318,908 318,835 Mortgages payable, net 514,041 646,187 Notes payable, net 3,619,149 3,617,973 Total liabilities $ 5,536,613 $ 5,292,046 Stockholders' equity: Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized, 16,350,000 shares issued and $ 395,378 $ 395,378 outstanding as of March 31, 2016 and December 31, 2015, liquidation preference $25.00 per share Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 251,081,853 shares issued and outstanding as of March 31, 2016 and 250,416,757 shares issued and outstanding as of December 31, 2015 7,699,837 7,666,428 Distributions in excess of net income (1,616,216) (1,530,210) Total stockholders' equity 6,478,999 6,531,596 Noncontrolling interests 21,491 21,737 Total equity 6,500,490 6,553,333 Total liabilities and equity $ 12,037,103 $ 11,845,379

DEBT SUMMARY (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date	Principal Balance as of March 31, 2016	% of Debt	Interest Rate as of March 31, 2016	Weighted Average Years until Maturity
Credit Facility					
Credit Facility (1)	June 30, 2019	$ 653,000	12.7%	1.33%	3.2 years
Unsecured Term Loans					
Term Loan - Tau (2)	January 21, 2018	70,000	1.4%	1.64%	1.8 years
Term Loan - Realty Income (3)	June 30, 2020	250,000	4.9%	1.38%	4.2 years
	Principal amount	320,000	6.3%	1.44%	3.7 years
Deferred financing costs		(1,092)			
	Carrying value	318,908			
Senior Unsecured Notes and Bonds					
5.95% Notes due 2016	September 15, 2016	275,000	5.4%	5.95%	
5.375% Notes due 2017	September 15, 2017	175,000	3.4%	5.38%	
2.00% Notes due 2018	January 31, 2018	350,000	6.8%	2.00%	
6.75% Notes due 2019	August 15, 2019	550,000	10.6%	6.75%	
5.75% Notes due 2021	January 15, 2021	250,000	4.9%	5.75%	
3.25% Notes due 2022	October 15, 2022	450,000	8.8%	3.25%	
4.65% Notes due 2023	August 1, 2023	750,000	14.6%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000	6.8%	3.88%	
4.125% Notes due 2026	October 15, 2026	250,000	4.9%	4.13%	
5.875% Bonds due 2035	March 15, 2035	250,000	4.9%	5.88%	
	Principal amount	3,650,000	71.1%	4.72%	6.2 years
Unamortized discounts and deferred financing costs		(30,851)			
	Carrying value	3,619,149			
Mortgages Payable					
39 mortgages on 135 properties	April 2016 - June 2032	505,864 (4)	9.9%	4.97%	4.3 years
Unamortized premiums and deferred financing costs		8,177			
	Carrying value	514,041			
	TOTAL DEBT	**$ 5,128,864** (5)		**4.11%**	**5.5 years**

Fixed Rate	**$ 4,453,092**	**87%**
Variable Rate	**$ 675,772**	**13%**

(1) We have a $2.0 billion unsecured acquisition credit facility with an initial term that expires in June 2019. It includes, at our election, two six-month extension options, at a cost of 0.075% of the facility commitment, or $1.5 million per option. As of March 31, 2016, approximately $1.35 billion was available on the credit facility.
(2) Borrowing under the term loan bears interest at the current one month LIBOR, plus 1.2%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.15%.
(3) Borrowing under the term loan bears interest at the current one month LIBOR, plus 0.95%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.67%.
(4) The mortgages payable are at fixed interest rates, except for mortgages totaling $22.8 million at March 31, 2016.
(5) Excludes non-cash unamortized original issuance discounts recorded on the senior unsecured notes and bonds, non-cash unamortized premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

Q1 2016 Supplemental Operating & Financial Data 8

DEBT MATURITIES (dollars in millions) 9 Q1 2016 Supplemental Operating & Financial Data Debt Maturities Year of Credit Term Senior Unsecured Mortgages Weighted Average Maturity Facility Loan Notes and Bonds Payable Total Interest Rate (1) 2016 $ - $ - $ 275.0 $ 21.7 $ 296.7 5.85% 2017 - - 175.0 149.8 324.8 5.38% 2018 - 70.0 350.0 15.5 435.5 2.07% 2019 653.0 - 550.0 26.3 1,229.3 6.57% 2020 - 250.0 - 82.4 332.4 2.28% Thereafter - - 2,300.0 210.2 2,510.2 4.49% Totals $ 653.0 $ 320.0 $ 3,650.0 $ 505.9 $ 5,128.9 (1) Weighted average interest rate for 2019 excludes the credit facility. Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2016 $ - $ 17.0 $ 2.3 $ 2.4 $ 21.7 4.55% 2017 49.0 36.8 39.4 24.6 149.8 5.39% 2018 1.3 12.0 1.1 1.1 15.5 5.48% 2019 1.1 1.2 1.2 22.8 26.3 2.85% 2020 1.2 1.2 12.6 67.4 82.4 4.98% Thereafter - - - - 210.2 4.93% Totals $ 52.6 $ 68.2 $ 56.6 $ 118.3 $ 505.9

3.9 Capital Structure as of March 31, 2016 CAPITALIZATION & FINANCIAL RATIOS (dollars in thousands , except per share amounts) 10 Q1 2016 Supplemental Operating & Financial Data Liquidity as of March 31, 2016 Cash on Hand $ 8,695 Availability under Credit Facility 1,347,000 $ 1,355,695 Capitalization as of March 31, 2016 Carrying Debt Value Credit Facility $ 653,000 Unsecured Term Loans 320,000 Senior Unsecured Notes and Bonds 3,650,000 Mortgages Payable 505,864 Total Debt $ 5,128,864 Equity Shares / Units Stock Price Redemption Price Market Value Common Stock (NYSE: O) 251,081,853 $ 62.51 $ 15,695,127 Common Units (1) 644,386 $ 62.51 40,280 Common Equity 15,735,407 Class F Preferred Stock 16,350,000 $ 25.00 408,750 Total Equity $ 16,144,157 Total Market Capitalization (2) $ 21,273,021 Debt/Total Market Capitalization (2) 24.1% Debt and Preferred Stock/Total Market Capitalization (2) 26.0% (1) Common units are exchangeable into cash or common stock at our option at a conversion ratio of 1:1, subject to certain exceptions. (2) Our enterprise value was $21,264,326 (total market capitalization less cash on hand). The percentages for both debt to enterprise value as well as debt and preferred stock to enterprise value are materially consistent with those presented for total market capitalization. Dividend Data Year-over-Year Q1 2016 Q1 2015 Growth Rate Common Dividend Paid per Share $ 0.588 $ 0.561 4.8% AFFO per Share (diluted) $ 0.70 $ 0.67 4.5% AFFO Payout Ratio 84.0% 83.7% Debt 24% Preferred 2% Common 74%

EBITDA & COVERAGE RATIOS (dollars in thousands)

REALTY INCOME The Monthly Dividend Company®

Reconciliation of Net Income to EBITDA [1]

		Three months ended March 31, 2016
Net income	$	70,484
Interest		60,678
Taxes		964
Depreciation and amortization		107,933
Impairment loss		1,923
Gain on sales		(2,289)
Quarterly EBITDA	$	239,693
Annualized EBITDA	$	958,772
Debt/EBITDA		5.3
Debt and Preferred Stock/EBITDA		5.8

[1] EBITDA, a non-GAAP measure, means, for the most recent quarter, annualized earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, and (v) gain on sales (Realty Income properties).

[2] Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service coverage.

[3] Fixed charge coverage is calculated in exactly the same manner as the debt service coverage (which is calculated on page 12), except that preferred stock dividends are also added to the denominator.

Debt Service Coverage [2]


5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
3.9
4.0
4.1
4.5
4.6
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016

Fixed Charge Coverage [3]


5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
3.4
3.6
3.7
4.0
4.1
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016

Q1 2016 Supplemental Operating & Financial Data 11

DEBT COVENANTS 12 Q1 2016 Supplemental Operating & Financial Data As of March 31, 2016 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt < 60% of adjusted undepreciated assets 40.3% Limitation on incurrence of secured debt < 40% of adjusted undepreciated assets 4.1% Debt service coverage (trailing 12 months) (1) > 1.5 x 4.6x Maintenance of total unencumbered assets > 150% of unsecured debt 255.7% (1) This covenant is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on April 1, 2015, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of April 1, 2015, nor does it purport to reflect our debt service coverage ratio for any future period.

First Quarter 2016 Number of Properties Investment Cash Rents Leasable Square Feet Cash Capitalization Rate (1) Weighted Average Lease Term (Years) New Property Acquisitions (2) 80 $ 300,523 $ 19,708 877,997 6.6% 16.3 Properties under Development (3) 23 52,118 3,547 853,273 6.8% 13.1 Total Real Estate Investments 103 $ 352,641 $ 23,255 1,731,270 6.6% 15.8 Approximately 23% of the annualized revenue generated by these investments is from investment grade tenants(4) (1) Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income). (2) The new property acquisitions were completed through 19 independent transactions during the first quarter of 2016. (3) Includes investments during the period in new development, expansion of existing properties, and redevelopment of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development. (4) Refer to footnote 2 on page 16 for our definition of investment grade tenants. INVESTMENT SUMMARY (dollars in thousands) 13 Q1 2016 Supplemental Operating & Financial Data

First Quarter 2016 Number of Properties Original Investment Net Book Value Net Proceeds Cash Capitalization Rate (1) Occupied 2 $ 3,455 $ 2,535 $ 3,377 6.9% Vacant 9 12,511 6,148 7,661 - Total Real Estate Dispositions 11 $ 15,966 $ 8,683 $ 11,038 The unlevered internal rate of return on properties sold during the first quarter was 6.6% DISPOSITION SUMMARY (dollars in thousands) 14 Q1 2016 Supplemental Operating & Financial Data (1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses paid by Realty Income).

DEVELOPMENT PIPELINE (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Retail	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	-	$ -	$ -	$ -	-
Expansion of existing properties	-	-	-	-	-
Redevelopment of existing properties	5	4,426	12,300	16,726	100%
	5	$ 4,426	$ 12,300	$ 16,726	

Non-Retail	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	1	$ 3,187	$ 5,974	$ 9,161	100%
Expansion of existing properties	1	7,832	1,303	9,135	100%
Redevelopment of existing properties	-	-	-	-	-
	2	$ 11,019	$ 7,277	$ 18,296	

Total	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	1	$ 3,187	$ 5,974	$ 9,161	100%
Expansion of existing properties	1	7,832	1,303	9,135	100%
Redevelopment of existing properties	5	4,426	12,300	16,726	100%
	7	$ 15,445	$ 19,577	$ 35,022	

[1] Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

[2] Estimated rental revenue commencement dates on properties under development is between April 2016 and January 2017.

Q1 2016 Supplemental Operating & Financial Data

15

TENANT DIVERSIFICATION

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at March 31, 2016 include the following:

Tenant	Number of Properties	% of Revenue	Investment Grade Ratings (Moody's/S&P/Fitch)
Walgreens	176	6.8%	Baa2/ BBB/ A-
FedEx	40	5.3%	Baa2/ BBB/ BBB
Dollar General	524	4.5%	Baa3/ BBB/ -
LA Fitness	47	4.2%	-
Dollar Tree / Family Dollar	457	4.1%	-
Circle K / The Pantry	301	2.9%	Baa2/ BBB/ -
AMC Theatres	22	2.8%	-
BJ's Wholesale Club	15	2.6%	-
Diageo	17	2.4%	A3/ A-/ A-
Northern Tier Retail / SuperAmerica	134	2.1%	-
GPM Investments / Fas Mart	217	2.0%	-
Regal Cinemas	22	2.0%	-
Rite Aid	69	2.0%	-
CVS Pharmacy	61	2.0%	Baa1/ BBB+/-
Life Time Fitness	9	2.0%	-
TBC Corporation	149	1.7%	Baa1/ A-/ -
Walmart / Sam's Club	19	1.3%	Aa2/AA/AA
NPC International	193	1.2%	-
FreedomRoads / Camping World	18	1.2%	-
Smart & Final	36	1.1%	-

Average EBITDAR/Rent Ratio on Retail Properties **2.7x** (1)
Median EBITDAR/Rent Ratio on Retail Properties **2.6x** (1)

(1) Based on the analysis of the most recently provided information from retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants (2):

Number of Properties	1,719
Percentage of Annualized Rents	44%
Percentage of Leases with Rental Increases, Based on Revenue	74%



26%
53%
18%
3%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(2) Investment grade tenants are defined as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 44% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 7% from properties leased to subsidiaries of investment grade companies. Refer to page 20 for investment grade composition by property type.

Q1 2016 Supplemental Operating & Financial Data 16

INDUSTRY DIVERSIFICATION

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Rental Revenue (1)					
	For the Quarter Ended	For the Year Ended				
	March 31, 2016	Dec 31, 2015	Dec 31, 2014	Dec 31, 2013	Dec 31, 2012	Dec 31, 2011
Retail industries						
Apparel stores	1.9%	2.0%	2.0%	1.9%	1.7%	1.4%
Automotive collision services	1.0	1.0	0.8	0.8	1.1	0.9
Automotive parts	1.3	1.4	1.3	1.2	1.0	1.2
Automotive service	1.8	1.9	1.8	2.1	3.1	3.7
Automotive tire services	2.8	2.9	3.2	3.6	4.7	5.6
Book stores	*	*	*	*	0.1	0.1
Child care	2.0	2.0	2.2	2.8	4.5	5.2
Consumer electronics	0.3	0.3	0.3	0.3	0.5	0.5
Convenience stores	9.0	9.2	10.1	11.2	16.3	18.5
Crafts and novelties	0.4	0.5	0.5	0.5	0.3	0.2
Dollar stores	8.8	8.9	9.6	6.2	2.2	-
Drug stores	11.0	10.6	9.5	8.1	3.5	3.8
Education	0.3	0.3	0.4	0.4	0.7	0.7
Entertainment	0.5	0.5	0.5	0.6	0.9	1.0
Equipment services	*	0.1	0.1	0.1	0.1	0.2
Financial services	1.3	1.3	1.4	1.5	0.2	0.2
General merchandise	1.4	1.4	1.2	1.1	0.6	0.6
Grocery stores	3.0	3.0	3.0	2.9	3.7	1.6
Health and fitness	8.3	7.7	7.0	6.3	6.8	6.4
Health care	0.9	1.0	1.1	1.1	-	-
Home furnishings	0.7	0.7	0.7	0.9	1.0	1.1
Home improvement	2.4	2.4	1.7	1.6	1.5	1.7
Jewelry	0.1	0.1	0.1	0.1	-	-
Motor vehicle dealerships	1.6	1.6	1.6	1.6	2.1	2.2
Office supplies	0.3	0.3	0.4	0.5	0.8	0.9
Pet supplies and services	0.7	0.7	0.7	0.8	0.6	0.7
Restaurants - casual dining	3.8	3.8	4.3	5.1	7.3	10.9
Restaurants - quick service	5.0	4.2	3.7	4.4	5.9	6.6
Shoe stores	0.5	0.5	0.1	0.1	0.1	0.2
Sporting goods	1.8	1.8	1.6	1.7	2.5	2.7
Theaters	5.2	5.1	5.3	6.2	9.4	8.8
Transportation services	0.1	0.1	0.1	0.1	0.2	0.2
Wholesale clubs	3.6	3.8	4.1	3.9	3.2	0.7
Other	*	*	*	0.1	0.1	0.1
Retail industries	81.8%	81.1%	80.4%	79.8%	86.7%	88.6%

* Less than 0.1%

(1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Q1 2016 Supplemental Operating & Financial Data 17

* Less than 0.1% INDUSTRY DIVERSIFICATION (CONT’D) 18 Q1 2016 Supplemental Operating & Financial Data Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended March 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2016 2015 2014 2013 2012 2011 Non-retail industries Aerospace 1.0 1.1 1.2 1.2 0.9 0.5 Beverages 2.5 2.7 2.8 3.3 5.1 5.6 Consumer appliances 0.5 0.6 0.5 0.6 0.1 - Consumer goods 1.0 0.9 0.9 1.0 0.1 - Crafts and novelties 0.1 0.1 0.1 0.1 - - Diversified industrial 0.9 0.8 0.5 0.2 0.1 - Electric utilities 0.1 0.1 0.1 * - - Equipment services 0.5 0.4 0.5 0.4 0.3 0.2 Financial services 0.4 0.4 0.4 0.5 0.4 0.3 Food processing 1.2 1.2 1.4 1.5 1.3 0.7 General merchandise 0.3 0.3 0.3 - - - Government services 1.1 1.2 1.3 1.4 0.1 0.1 Health care 0.6 0.7 0.7 0.8 * * Home furnishings 0.1 0.2 0.2 0.2 - - Insurance 0.1 0.1 0.1 0.1 * - Machinery 0.1 0.1 0.2 0.2 0.1 - Other manufacturing 0.8 0.7 0.7 0.6 - - Packaging 0.8 0.8 0.8 0.9 0.7 0.4 Paper 0.1 0.1 0.1 0.2 0.1 0.1 Shoe stores 0.2 0.2 0.8 0.9 - - Telecommunications 0.6 0.7 0.7 0.7 0.8 0.7 Transportation services 5.0 5.3 5.1 5.3 2.2 1.6 Other 0.2 0.2 0.2 0.1 1.0 1.2 Non-retail industries 18.2% 18.9% 19.6% 20.2% 13.3% 11.4 % Totals 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% (1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations.

GEOGRAPHIC DIVERSIFICATION (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended March 31, 2016 [1]	Percentage of Rental Revenue
Alabama	165	97 %	1,272,900	$ 5,088	2.0 %
Alaska	3	100	275,900	421	0.2
Arizona	111	98	1,624,300	6,253	2.4
Arkansas	55	100	816,500	1,797	0.7
California	167	100	5,273,700	24,505	9.5
Colorado	72	99	1,015,800	3,798	1.5
Connecticut	24	92	534,900	2,535	1.0
Delaware	18	100	93,000	863	0.3
Florida	331	99	4,035,800	14,616	5.7
Georgia	246	97	3,695,500	11,281	4.4
Hawaii	--	--	--	--	--
Idaho	12	100	87,000	379	0.1
Illinois	163	98	4,611,400	13,639	5.3
Indiana	150	100	1,486,300	6,958	2.7
Iowa	39	90	2,943,200	4,006	1.6
Kansas	93	98	1,729,900	4,205	1.6
Kentucky	61	93	1,023,000	3,738	1.5
Louisiana	96	97	1,116,800	3,111	1.2
Maine	10	90	145,300	889	0.3
Maryland	35	100	861,300	4,509	1.8
Massachusetts	81	98	757,600	3,721	1.4
Michigan	152	97	1,555,200	5,812	2.3
Minnesota	156	99	1,383,000	8,891	3.5
Mississippi	137	96	1,628,800	4,483	1.7
Missouri	140	95	2,835,500	8,648	3.4
Montana	4	100	67,100	190	0.1
Nebraska	37	100	780,400	2,020	0.8
Nevada	22	100	413,000	1,307	0.5
New Hampshire	19	100	315,800	1,475	0.6
New Jersey	70	99	697,400	4,386	1.7
New Mexico	30	100	293,200	856	0.3
New York	91	99	2,434,200	12,400	4.8
North Carolina	161	98	2,158,300	6,888	2.7
North Dakota	7	86	66,000	132	0.1
Ohio	238	97	6,034,500	14,111	5.5
Oklahoma	130	99	1,564,300	4,139	1.6
Oregon	27	100	593,400	1,973	0.8
Pennsylvania	148	99	1,854,500	7,566	2.9
Rhode Island	4	100	157,200	809	0.3
South Carolina	143	99	1,033,400	4,659	1.8
South Dakota	14	100	158,700	297	0.1
Tennessee	219	97	3,025,000	7,736	3.0
Texas	449	98	8,424,000	23,773	9.2
Utah	18	100	933,400	2,019	0.8
Vermont	5	100	98,000	482	0.2
Virginia	144	97	2,899,400	7,586	3.0
Washington	42	98	690,800	2,722	1.1
West Virginia	14	100	279,100	1,023	0.4
Wisconsin	54	100	1,604,500	3,685	1.4
Wyoming	4	100	49,600	221	0.1
Puerto Rico	4	100	28,300	149	0.1
Totals\Average	4,615	98 %	77,456,100	$ 256,750	100.0 %

[1] Includes rental revenue for all properties owned at March 31, 2016. Excludes rental revenue of $51 from sold properties.

Q1 2016 Supplemental Operating & Financial Data 19

PROPERTY TYPE COMPOSITION (dollars in thousands) 20 Q1 2016 Supplemental Operating & Financial Data Number of Properties Approximate Leasable Square Feet Rental Revenue for the Quarter Ended Percentage of Rental Revenue for the Quarter Ended Percentage of Annualized Revenue from Investment Grade Tenants Property Type March 31, 2016 (1) March 31, 2016 (2) Retail 4,454 51,672,900 $ 203,622 79.2% 32.4 % Industrial 102 22,195,500 32,755 12.8 82.5 Office 44 3,403,200 15,033 5.9 91.2 Agriculture 15 184,500 5,340 2.1 100 Totals 4,615 77,456,100 $ 256,750 100.0% (1) Includes rental revenue for all properties owned at March 31, 2016. Excludes rental revenue of $51 from sold properties. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Retail 79.2% Industrial 12.8% Office 5.9% Agriculture 2.1%

Top 3 Industries Contributing to the Change Quarter ended Quarter ended Net % Change Industry March 31, 2016 March 31, 2015 Change by Industry Convenience Stores $ 22,882 $ 22,162 $ 720 3.2 % Theaters 12,501 11,811 690 5.8 % Restaurants – Casual Dining 8,204 7,739 465 6.0 % First Quarter 2016 SAME STORE RENTAL REVENUE (dollars in thousands) 21 Q1 2016 Supplemental Operating & Financial Data Same Store Pool Defined For purposes of determining the properties used to calculate the same store rental revenue pool, we include all properties that were owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue Number of Properties 4,112 Square Footage 67,266,381 Q1 2016 $224,704 Q1 2015 $221,886 Increase (in dollars) $2,818 Increase (percent) 1.3% Same Store Rental Revenue by Property Type Quarter ended Quarter ended Net % Change by Contribution by Property Type March 31, 2016 March 31, 2015 Change Property Type Property Type Retail $ 178,184 $ 175,973 $ 2,211 1.3% 78.5% Industrial 26,780 26,332 448 1.7% 15.9% Office 14,400 14,307 93 0.7% 3.3% Agriculture 5,340 5,274 66 1.2% 2.3% Total $ 224,704 $ 221,886 $ 2,818 1.3% 100%

OCCUPANCY

REALTY INCOME
The Monthly Dividend Company®

By Property

Occupied Properties	4,514
Total Properties	4,615
Occupancy	97.8%

By Square Footage

Occupied Square Footage	76,550,451
Total Square Footage	77,456,186
Occupancy	98.8%

By Rental Revenue (Economic Occupancy)

Quarterly Rental Revenue	$	250,958,905
Quarterly Vacant Rental Revenue	$	2,999,285[1]
Occupancy		98.8%

[1] Based on contractual monthly rents received immediately preceding the date of vacancy.

Change in Occupancy

Vacant Properties at 12/31/2015		71
Expiration Activity [1]	+	77
Leasing Activity [2]	-	38
Vacant Property Sales Activity [3]	-	9
Vacant Properties at 3/31/2016		101

[1] Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy) as well as future expirations resolved in the current quarter.

[2] Includes 29 expirations that were re-leased to the same tenants without vacancy, five that were re-leased to new tenants without vacancy, and four that were re-leased after a period of vacancy. See page 23 for additional detail on re-leasing activity.

[3] Includes eight properties that were vacant at the beginning of the quarter.

Occupancy by Number of Properties


99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
98.3%
98.3%
98.3%
98.4%
98.0%
98.2%
98.3%
98.4%
97.8%
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016

Q1 2016 Supplemental Operating & Financial Data
22

Allocation Based on Number of Leases LEASING ACTIVITY (dollars in thousands) 23 Q1 2016 Supplemental Operating & Financial Data Re-leased to New Tenant(1) Q1 2016 Re-leased to Without After a Period Re-leasing Totals Same Tenant Vacancy of Vacancy Prior Cash Rents $ 4,256 $ 902 $ 263 $ 5,421 New Cash Rents* $ 4,468 $ 1,253 $ 354 $ 6,076 Recapture Rate 105.0% 138.9% 134.6% 112.1 % Number of Leases 29 5 4 38 Average Months Vacant 0 0 11.5 1.2 Tenant Improvements $ - $ - $ - $ - *Percentage of Total Annualized Portfolio Rental Revenue: 0.6 % Includes five existing properties under redevelopment, where approximately $8.5 million of capital has been committed. Excluding these properties, new cash rents on properties re-leased was $4,686, as compared to previous cash rent of $4,590, representing a rent recapture rate of 102.1%. 76% 24% Same Tenant New Tenant

EXPIRATIONS (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leased, single-tenant properties have a weighted average remaining lease term of 10 years.

	Total Portfolio (1)					Initial Expirations (3)			Subsequent Expirations (4)		
	Number of Leases Expiring										
Year	Retail	Non-Retail	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended March 31, 2016 (2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended March 31, 2016	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended March 31, 2016	% of Total Rental Revenue
2016	100	-	630,800	$ 2,754	1.1 %	47	$ 1,016	0.4 %	53	$ 1,738	0.7 %
2017	198	1	1,929,600	5,352	2.1	51	1,875	0.7	148	3,477	1.4
2018	280	9	3,692,700	10,898	4.3	155	7,337	2.9	134	3,561	1.4
2019	255	10	3,914,400	13,519	5.4	174	11,147	4.4	91	2,372	1.0
2020	188	12	4,214,600	12,490	5.0	114	9,862	4.0	86	2,628	1.0
2021	263	13	5,635,400	15,991	6.3	184	13,691	5.4	92	2,300	0.9
2022	235	17	7,541,000	15,689	6.2	220	14,293	5.7	32	1,396	0.5
2023	353	20	6,461,400	21,911	8.7	357	20,914	8.3	16	997	0.4
2024	197	12	4,349,400	12,045	4.8	199	11,357	4.5	10	688	0.3
2025	322	15	5,544,100	20,916	8.3	312	20,216	8.0	25	700	0.3
2026	248	5	3,605,000	11,805	4.7	237	11,312	4.5	16	493	0.2
2027	494	3	5,565,900	19,659	7.8	463	18,531	7.4	34	1,128	0.4
2028	288	5	5,989,200	16,115	6.4	284	15,911	6.3	9	204	0.1
2029	397	4	6,498,300	19,922	7.9	372	19,195	7.6	29	727	0.3
2030	81	11	1,749,000	11,690	4.6	81	11,368	4.5	11	322	0.1
2031-2043	435	23	8,240,000	41,460	16.4	413	39,334	15.6	45	2,126	0.8
Totals	4,334	160	75,560,800	$ 252,216	100 %	3,663	$ 227,359	90.2 %	831	$ 24,857	9.8 %

* Less than 0.1%

(1) This table sets forth the timing of remaining lease term expirations on our 4,494 net leased, single-tenant properties as of March 31, 2016. Excludes 20 multi-tenant properties and 101 vacant properties. The lease expirations for properties under construction are based on the estimated completion date of those properties.

(2) Excludes revenue of $4,534 from 20 multi-tenant properties and from 101 vacant properties at March 31, 2016, and $51 from sold properties.

(3) Represents leases to the initial tenant of the property that are expiring for the first time.

(4) Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-leased.

Q1 2016 Supplemental Operating & Financial Data 24

25 We estimate FFO per share for 2016 of $2.82 to $2.89. We estimate AFFO per share for 2016 of $2.85 to $2.90, an increase of 4.0% to 5.8% over 2015 AFFO per share of $2.74. Summarized below are approximate estimates of the key components of the company’s 2016 earnings guidance: EARNINGS GUIDANCE Q1 2016 Supplemental Operating & Financial Data Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. (1) Excludes tenant reimbursement revenue. 2016 Guidance Net income per share $1.13 to $1.20 Real estate depreciation per share $1.77 Gains on sales of properties per share ($0.08) FFO per share $2.82 to $2.89 AFFO per share $2.85 to $2.90 Same store rent growth 1.3% Occupancy 98% G&A expenses (% of revenues)(1) 5.0% Property expenses (non-reimbursable) (% of revenues)(1) 1.5% Acquisition volume $900 million Disposition volume $50 to $75 million

ANALYST COVERAGE

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
	William Harman	wharman@rwbaird.com	(414) 298-2337
Bank of America Merrill Lynch	Juan Sanabria	juan.sanabria@baml.com	(646) 855-1589
	Camille Tan	camille.tan@baml.com	(646) 556-2095
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
	Vineet Khanna	vineet.khanna@capitalone.com	(571) 835-7013
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Nicholas Joseph	nicholas.joseph@citi.com	(212) 816-1909
	John Ellwanger	john.ellwanger@citi.com	(212) 816-5871
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
	James O. Lykins	jlykins@dadco.com	(212) 576-1845
Edward Jones	Roy Shepard	royal.shepard@edwardjones.com	(314) 515-3510
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
	Brad Burke	brad.burke@gs.com	(917) 343-2082
	Jeffrey Pehl	jeffrey.pehl@gs.com	(212) 357-4474
Green Street	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Tyler Grant	tgrant@greenstreetadvisors.com	(949) 640-8780
Janney	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
	Venkat Kommineni	vkommineni@janney.com	(646)840-3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Gene Nusinzon	gene.nusinzon@jpmorgan.com	(212) 622-1041
Ladenburg Thalmann	Daniel Donlan	ddonlan@ladenburg.com	(212) 409-2056
	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mitsubishi UFJ Securities (USA), Inc.	Karin Ford	kford@us.sc.mufg.jp	(212) 405-7349
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Landon Park	landon.park@morganstanley.com	(212) 761-6368
Morningstar	Edward Mui	edward.mui@morningstar.com	(312) 348-2379
Oppenheimer	Steve Manaker	stephen.manaker@opco.com	(212) 667-5950
	Amit Nihalani	amit.nihalani@opco.com	(212) 667-8204
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Daniel Mannix	daniel.mannix@raymondjames.com	(727) 567-2619
RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646
	James Bambrick	james.bambrick@rbccm.com	(440) 715-2654
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	David Corak	corakd@stifle.com	(443) 224-1340
UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
	Frank Lee	frank-a.lee@ubs.com	(415) 352-5679
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354
Wunderlich	Craig Kucera	ckucera@wundernet.com	(540) 277-3366

Realty Income Corporation is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income Corporation or its management. Realty Income Corporation does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2016 Supplemental Operating & Financial Data 26